Exhibit 21.1   Subsidiaries of Registrant

                              GRILL CONCEPTS, INC.
                             A Delaware Corporation


       Name                                State of Organization
    ---------                              ---------------------

Grill Concepts, Inc.                           California
Uno Concepts, Inc.                             New Jersey
Uno Concepts of Cherry Hill, Inc.              New Jersey
Uno Concepts of New Jersey, Inc.               New Jersey
C.T.S. Investments, Inc.                       Pennsylvania
Grill Concepts DC, Inc.                        District of Columbia
The Grill on the Alley, Inc.                   California
Emndee, Inc.                                   California
San Jose Grill, LLC                            California
Universal Grill Concepts, Inc.                 California
Chicago - The Grill on the Alley, LLC          Illinois
Grill Concepts Management, Inc.                California
The Grill on Hollywood, LLC                    California
The Daily Grill at Continental Park,   LLC     California

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